Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

30 September 2020

RECOMMENDED CASH ACQUISITION

of

William Hill PLC (“William Hill”)

by

Caesars UK Holdings Limited (“Caesars UK Bidco”)

a wholly-owned subsidiary of

Caesars Entertainment, Inc. (“Caesars”)

Summary

•

The boards of William Hill, Caesars and Caesars UK Bidco are pleased to announce that they have reached agreement on the terms of a recommended cash acquisition pursuant to which Caesars UK Bidco shall acquire the entire issued and to be issued share capital of William Hill. The Acquisition is to be effected by means of a scheme of arrangement under Part 26 of the Companies Act.

•	The Acquisition values the entire issued and to be issued share capital of William Hill at approximately £2.9 billion.

•	Under the terms of the Acquisition, William Hill Shareholders shall be entitled to receive:

for each William Hill Share:	272 pence in cash

representing a premium of approximately:

•	57.6 per cent. to the Closing Price per William Hill Share of 172.55 pence on 1 September 2020 (being the last Business Day before Caesars’ first approach to William Hill);

•

80.7 per cent. to the volume weighted average closing price per William Hill Share of 150.54 pence for the three months ended 24 September 2020 (being the last Business Day prior to the commencement of the offer period);

•	112.5 per cent. to the Placing price of 128 pence per William Hill Share on 17 June 2020; and

•	25.0 per cent. to the Closing Price per William Hill Share of 217.60 pence on 24 September 2020.

The Acquisition is conditional on, amongst other things, the approval of William Hill Shareholders.

•

The William Hill Directors, who have been so advised by Barclays, Citigroup and PJT Partners as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing their advice to the William Hill Directors, Barclays, Citigroup and PJT Partners have taken into account the commercial assessments of the William Hill Directors. Barclays is providing independent financial advice to the William Hill Directors for the purposes of Rule 3 of the Takeover Code.

•

Accordingly, the William Hill Directors intend to recommend unanimously and unconditionally that William Hill Shareholders vote in favour of the Scheme at the Court Meeting and the resolution to be proposed at the General Meeting as the William Hill Directors have irrevocably undertaken to do in respect of their own beneficial holdings of 2,104,248 William Hill Shares representing, in aggregate, approximately 0.200 per cent. of the share capital of William Hill in issue on 29 September 2020 (being the latest practicable date prior to this announcement).

Further details of these irrevocable undertakings are set out in Appendix III to this announcement.

•

The Acquisition shall be put to William Hill Shareholders at the Court Meeting and at the General Meeting. In order to become effective, the Scheme must be approved by a majority in number of the William Hill Shareholders voting at the Court Meeting, either in person or by proxy, representing at least 75 per cent. in value of the William Hill Shares voted. In addition, a special resolution implementing the Scheme must be passed by William Hill Shareholders representing at least 75 per cent. of votes cast at the General Meeting.

•	The Scheme Document, containing further information about the Acquisition and notices of the Court Meeting and the General Meeting shall be published in due course.

Commenting on the Acquisition, Roger Devlin, Chairman of William Hill, said:

“The William Hill Board believes this is the best option for William Hill at an attractive price for shareholders. It recognises the significant progress the William Hill Group has made over the last 18 months, as well as the risk and significant investment required to maximise the US opportunity given intense competition in the US and the potential for regulatory disruption in the UK and Europe.”

“Under the revitalised senior leadership team, William Hill has been delivering on its strategy and potential. William Hill is one of the world’s leading betting and gambling companies, with a long and proud heritage. It is one of the most recognised brands globally. Over recent years, it has transformed from a business once heavily reliant on UK retail into a company that is truly diversified by geography and channel, providing a stable standalone platform for future growth.”

“For now, it is very much business as usual. Employees will be kept fully informed through this process. In terms of our UK and International businesses, we believe they have a strong future ahead and we will work with Caesars to find suitable partners to further the long term growth prospects of these businesses.”

Commenting on the Acquisition, Tom Reeg, CEO of Caesars, said:

“The opportunity to combine our land based-casinos, sports betting and online gaming in the US is a truly exciting prospect. William Hill’s sports betting expertise will complement Caesars’ current offering, enabling the combined group to better serve our customers in the fast growing US sports betting and online market.

We look forward to working with William Hill to support future growth in the US by providing our customers with a superior and comprehensive experience across all areas of gaming, sports betting, and entertainment.”

This summary should be read in conjunction with the full text of this announcement. The Acquisition shall be subject to the Conditions and further terms set out in Appendix I to this announcement and to the full terms and conditions which shall be set out in the Scheme Document. Appendix II to this announcement contains the sources of information and bases of calculations of certain information contained in this announcement, Appendix III contains a summary of the irrevocable undertakings received in relation to this Acquisition and Appendix IV contains definitions of certain expressions used in this summary and in this announcement.

Enquiries:

Caesars Entertainment, Inc.

Brian Agnew	+1 800 318 0047

Deutsche Bank (Financial Adviser to Caesars and Caesars UK Bidco)

James Ibbotson James Arculus	+44 (0) 207 545 8000

Teneo (PR Adviser to Caesars)

Ben Foster Charles Armitstead	+44 (0) 20 3603 5221

William Hill

Louise Turner-Smith, Director of Investor Relations	+44 (0) 207 612 3251
Alison Cole, Director of Corporate Communications	+44 (0) 207 612 3233

Barclays (Lead Financial Adviser, Rule 3 Adviser and Corporate Broker to William Hill)

Daniel Ross Nishant Amin Mark Astaire Nicola Tennent	+44 (0) 207 623 2323

Citigroup (Financial Adviser and Corporate Broker to William Hill)
Jan Skarbek Andrew Seaton Robert Farrington Martin Weltman	+44 (0) 207 986 4000

PJT Partners (Financial Adviser to William Hill)

Simon Lyons Jonathan Hall Ben Ripley	+44 (0) 203 650 1100

Media Enquiries:

Brunswick Group LLP

Andrew Porter Fiona Micallef-Eynaud Craig Breheny Chris Buscombe	+44 (0) 207 404 5959

Linklaters LLP are retained as legal adviser, Latham & Watkins LLP are retained as financing legal adviser, Skadden Arps, Slate, Meagher & Flom LLP are retained as US anti-trust legal adviser and Phelps Dunbar LLP and Harris Hagan are retained as US and UK (respectively) regulatory legal advisers to Caesars and Caesars UK Bidco.

Slaughter and May are retained as legal adviser and Weil, Gotshal & Manges LLP are retained as US anti-trust legal adviser to William Hill.

Important Notices

Deutsche Bank AG (“Deutsche Bank”) is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority.

Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, Deutsche Bank, acting through its London branch (“DB London”), and Deutsche Bank Securities Inc. (“DBSI”)) will be responsible to any person other than Caesars and Caesars UK Bidco for providing any of the protections afforded to clients of Deutsche Bank (or, as the case may be, DB London or DBSI) nor for providing advice in relation to any matters referred to in this announcement. Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, DB London and DBSI) will be responsible to any person other than Caesars and Caesars UK Bidco for providing any of the protections afforded to clients of Deutsche Bank (or DB London or DBSI), nor for providing advice in relation to any matters referred to in this announcement.

Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, DB London and DBSI) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank (or DB London or DBSI) in connection with this announcement, any statement contained herein, or otherwise.

DB London and DBSI are acting as financial advisers to Caesars and Caesars UK Bidco and no other person in connection with the contents of this announcement.

Barclays Bank PLC, acting through its Investment Bank (“Barclays”), which is authorised by the Prudential Regulation Authority and regulated in the UK by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for William Hill and no one else in connection with the Acquisition and shall not be responsible to anyone other than William Hill for providing the protections afforded to clients of Barclays nor for providing advice in connection with the Acquisition or any other matter referred to herein.

In accordance with the Takeover Code, normal United Kingdom market practice and Rule 14e-5(b) of the Exchange Act, Barclays and its affiliates will continue to act as exempt principal trader in William Hill securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Takeover Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Citigroup Global Markets Limited (“Citigroup”) which is authorised by the Prudential Regulation Authority and regulated in the UK by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively as financial adviser to William Hill and no one else in connection with the Acquisition and other matters described in this announcement, and shall not be responsible to anyone other than William Hill for providing the protections afforded to clients of Citigroup nor for providing advice in connection with the Acquisition or any matter referred to herein. Neither Citigroup nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, in delict, under statute or otherwise) to any person who is not a client of Citigroup in connection with this announcement, any statement contained herein, the Acquisition or otherwise.

PJT Partners (UK) Limited (“PJT Partners”) which is authorised and regulated by the Financial Conduct Authority in the United Kingdom is acting exclusively for William Hill and no one else in connection with the matters described herein and will not be responsible to anyone other than William Hill for providing the protections afforded to clients of PJT Partners or for providing advice in connection with the matters described herein. Neither PJT Partners nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of PJT Partners in connection with this announcement, any statement contained herein or otherwise.

This announcement is for information purposes only and does not constitute an offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to the Acquisition or otherwise.

The Acquisition shall be made solely by means of the Scheme Document which, together with the Forms of Proxy, shall contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition.

This announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside England and Wales.

William Hill shall prepare the Scheme Document to be distributed to William Hill Shareholders. William Hill, Caesars and Caesars UK Bidco urge William Hill Shareholders to read the Scheme Document when it becomes available because it shall contain important information relating to the Acquisition.

This announcement does not constitute a prospectus or prospectus exempted document.

Overseas Shareholders

The release, publication or distribution of this announcement in or into certain jurisdictions other than the United Kingdom may be restricted by law. Persons who are not resident in the United Kingdom or who are subject to other jurisdictions should inform themselves of, and observe, any applicable requirements.

Unless otherwise determined by Caesars and/or Caesars UK Bidco or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition shall not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction.

The availability of the Acquisition to William Hill Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

The Acquisition shall be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange and the Financial Conduct Authority.

Additional information for US investors

The Acquisition relates to shares of a UK company and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act.

Accordingly, the Acquisition is subject to the disclosure and procedural requirements applicable in the United Kingdom to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.

However, if Caesars and/or Caesars UK Bidco were to elect to implement the Acquisition by means of a Takeover Offer, such Takeover Offer would be made in compliance with all applicable United States laws and regulations, including any applicable exemptions under the US Exchange Act. Such a takeover would be made in the United States by Caesars and/or Caesars UK Bidco (a wholly-owned subsidiary of Caesars) and no one else.

In accordance with normal United Kingdom practice, Caesars, Caesars UK Bidco or their nominees or their brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of William Hill outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition and/or Scheme becomes effective, lapses or is otherwise withdrawn. Also, in accordance with Rule 14e-5(b) of the US Exchange Act, Deutsche Bank will continue to act as an exempt principal trader in William Hill Shares on the London Stock Exchange. If such purchases or arrangements to purchase were to be made they would occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases or arrangements to purchase shall be disclosed as required in the UK, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

The receipt of consideration by a US holder for the transfer of its William Hill Shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes. Each William Hill Shareholder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them, including under applicable United States state and local, as well as overseas and other, tax laws.

Financial information relating to William Hill included in this announcement and the Scheme Document has been or shall have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

Forward Looking Statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco, or any member of the Caesars Group contain statements which are, or may be deemed to be, “forward looking statements”. Such forward looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco or any member of the Caesars Group or the Enlarged Group shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements.

The forward-looking statements contained in this announcement may relate to William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco or any member of the Caesars Group or the Enlarged Group’s future prospects, developments and business strategies, the expected timing and scope of the Acquisition and other statements other than historical facts. In some cases, these forward looking statements can be identified by the use of forward looking terminology, including the terms “believes”, “estimates”, “will look to”, “would look to”, “plans”, “prepares”, “anticipates”, “expects”, “is expected to”, “is subject to”, “budget”, “scheduled”, “forecasts”, “synergy”, “strategy”, “goal”, “cost-saving”, “projects” “intends”, “may”, “will”, “shall” or “should” or their negatives or other variations or comparable terminology. Forward-looking statements may include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco or any member of the Caesars Group’s operations and potential synergies resulting from the Acquisition; and (iii) the effects of global economic conditions and governmental regulation on William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco or any member of the Caesars Group’s business.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that shall occur in the future. These events and circumstances include changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals. If any one or more of these risks or uncertainties materialises or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Such forward looking statements should therefore be construed in the light of such factors.

None of William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco nor any member of the Caesars Group, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement shall actually occur. Given these risks and uncertainties, potential investors should not place any reliance on forward looking statements.

Specifically, statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature involve, risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. Due to the scale of the Enlarged Group, there may be additional changes to the Enlarged Group’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost synergies may be materially greater or less than those estimated.

The forward-looking statements speak only at the date of this announcement. All subsequent oral or written forward-looking statements attributable to William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco or any member of the Caesars Group, or any of their respective associates, directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above.

William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco and each member of the Caesars Group expressly disclaim any obligation to update such statements other than as required by law or by the rules of any competent regulatory authority, whether as a result of new information, future events or otherwise.

No profit forecasts or estimates

No statement in this announcement is intended as a profit forecast or estimate for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for Caesars or William Hill, as appropriate, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Caesars or William Hill, as appropriate.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they shall be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at http://www.thetakeoverpanel.org.uk/, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Electronic communications

Please be aware that addresses, electronic addresses and certain information provided by William Hill Shareholders, persons with information rights and other relevant persons for the receipt of communications from William Hill may be provided to Caesars and/or Caesars UK Bidco during the offer period as requested under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.

Publication on website and availability of hard copies

A copy of this announcement shall be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Caesars’ and William Hill’s websites at https://investor.caesars.com/ and https://www.williamhillplc.com/investors-centre/possible-offer-for-company/ respectively by no later than 12 noon (London time) on the Business Day following this announcement. For the avoidance of doubt, the contents of these websites are not incorporated into and do not form part of this announcement.

William Hill Shareholders may request a hard copy of this announcement by contacting Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY or by calling Computershare during business hours on +44 (0)370 703 6259. You may also request that all future documents, announcements and information to be sent to you in relation to the Acquisition should be in hard copy form.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, IN, INTO OR FROM ANY OTHER JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

30 September 2020

RECOMMENDED CASH ACQUISITION

of

William Hill PLC (“William Hill”)

by

Caesars UK Holdings Limited (“Caesars UK Bidco”)

a wholly-owned subsidiary of

Caesars Entertainment, Inc. (“Caesars”)

1	Introduction

The boards of William Hill, Caesars and Caesars UK Bidco are pleased to announce that they have reached agreement on the terms of a recommended cash acquisition pursuant to which Caesars UK Bidco shall acquire the entire issued and to be issued share capital of William Hill (the “Acquisition”). The Acquisition is to be effected by means of a scheme of arrangement under Part 26 of the Companies Act.

2	The Acquisition

Under the terms of the Acquisition, which shall be subject to the Conditions and further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, William Hill Shareholders shall be entitled to receive:

for each William Hill Share	272 pence in cash

The Acquisition values the entire issued and to be issued ordinary share capital of William Hill at approximately £2.9 billion and represents a premium of approximately:

•	57.6 per cent. to the Closing Price per William Hill Share of 172.55 pence on 1 September 2020 (being the last Business Day before Caesars’ first approach to William Hill);

•

80.7 per cent. to the volume weighted average closing price per William Hill Share of 150.54 pence for the three months ended 24 September 2020 (being the last Business Day prior to the commencement of the offer period);

•	112.5 per cent. to the Placing price of 128 pence per William Hill Share on 17 June 2020; and

•	25.0 per cent. to the Closing Price per William Hill Share of 217.60 pence on 24 September 2020.

It is expected that the Scheme Document shall be published in due course, and that the Court Meeting and the General Meeting shall be in December 2020 and that the Scheme shall become effective in the second half of 2021.

3	Background to and reasons for the Acquisition

Caesars is one of the largest gaming-entertainment companies in the US and one of the world’s most diversified gaming-entertainment providers. On 20 July 2020, the company completed its merger (the “Merger”) with Eldorado Resorts, Inc. Caesars owns and operates 54 domestic properties in 16 states with approximately 64,000 slot machines, video lottery terminals and e-tables, 3,000 table games, 4 million square feet of gaming space, 47,000 hotel rooms, 1.9 million square feet of meeting space, 300 restaurant and bar outlets and two premier nightclubs. The company’s resorts operate primarily under the Caesars, Harrah’s, Horseshoe and Eldorado brand names.

Caesars believes that the sports betting and online gaming sector represents one of the largest areas of growth in the US gaming industry, with some analysts recently estimating a potential total addressable market size ranging up to US$30-35 billion, reflecting the acceleration of gaming legislation at the state level, the increased adoption by consumers as gaming becomes more available and continued integration with national sports and media brands.

Caesars and William Hill currently operate a US joint venture with 20% and 80% equity ownership respectively. Through this joint venture, William Hill runs online sports betting operations through Caesars’ market access in each state and retail sports betting operations in Caesars’ properties as well as those of other casino operators around the United States. Following completion of the Merger, Caesars and William Hill have been working together to roll out sports betting operations to the additional Caesars properties available to the joint venture.

Caesars believes that the current joint venture structure between Caesars and William Hill in the US needs to be broadened in scope in order to fully maximise the opportunity in the sports betting and gaming sector and provide the best possible customer experience.

Caesars believes that a combination of Caesars and William Hill represents a compelling opportunity to improve the offering and experience for the customer:

•

The combined company would be able to utilise the expertise and assets contained in both companies to better serve customers in the highly competitive online gaming and sports betting space throughout the US. The combined company’s market access across the US would be increased and would benefit from a broad network of sports books locations.

•	The combined company would provide a more unified customer experience by consolidating applications and wallets, and by allowing a more focused branding experience.

•

The combined company would have a world class portfolio of assets and brands, including William Hill’s sports betting expertise, as well as its established technology program and roadmap (including its highly regarded scalable and secure Liberty Technology platform).

•

The combined company will also be afforded the ability to access Caesars’ extensive and pre-existing relationships with dozens of sports teams and events including being the Exclusive Casino Sponsor of the NFL.

•

Caesars believes that it is important to align with media companies to enhance customer acquisition and generate excitement and loyalty across multiple products. Currently Caesars has a multi-year relationship with ESPN and William Hill has a relationship with CBS Sports. It is Caesars’ intent to pursue a more integrated arrangement with a media company (including with appropriate online partners for its US business) to further align interests and create an enhanced customer offering. Caesars believes the combination with William Hill will improve its attractiveness as a potential partner for such media companies.

•

Finally, as part of the combined company William Hill would be afforded new and complete access to Caesars’ brand and highly regarded loyalty program (which had approximately 60 million members at the end of 2019), which it currently does not have. We believe this synergistic relationship will benefit all customers with integrated benefits across various elements of gaming and entertainment, allowing customers to earn tier status and Caesars Rewards that can be used at all of Caesars’ land-based and online properties, helping to improve customer experience, reducing churn and increasing customer wallet share.

Together with iGaming, which is currently outside the scope of the joint venture, Caesars expects that the enlarged sports and online gaming business in the US could generate between US$600-US$700 million in net revenue in FY2021 (on a pro-forma basis).

Caesars’ strategic focus remains on the opportunities immediately evident in the US market at this stage. It believes in the compelling proposition that William Hill’s presence in the UK and other non-US international markets offers to their gaming customers in those markets and believes those businesses have a strong future. In order to best maximise those propositions and support those businesses’ long term ambitions following completion of the acquisition of William Hill, Caesars’ intention is to seek suitable partners or owners who have aligned objectives and approaches and who will be focussed on the longer term ambitions of those businesses and for the benefit of its customers.

4	Recommendations

The William Hill Directors, who have been so advised by Barclays, Citigroup and PJT Partners as to the financial terms of the Acquisition, consider the terms of the Acquisition to be fair and reasonable. In providing their advice to the William Hill Directors, Barclays, Citigroup and PJT Partners have taken into account the commercial assessments of the William Hill Directors. Barclays is providing independent financial advice to the William Hill Directors for the purposes of Rule 3 of the Takeover Code.

Accordingly, the William Hill Directors intend to recommend unanimously and unconditionally that William Hill Shareholders vote in favour of the Scheme at the Court Meeting and the resolution to be proposed at the General Meeting as the William Hill Directors have irrevocably undertaken to do in respect of their own beneficial holdings of 2,104,248 William Hill Shares representing, in aggregate, approximately 0.200 per cent. of the share capital of William Hill in issue on 29 September 2020 (being the latest practicable date prior to this announcement).

Further details of these irrevocable undertakings are set out in Appendix III to this announcement.

5	Background to and reasons for the recommendation

The William Hill Board believes that the recommended offer of 272 pence per William Hill Share in cash appropriately reflects both:

•	the significant progress the William Hill Group has made over the last 18 months together with its long term growth opportunities; and

•	the risk and significant investment required to maximise the US opportunity given intense competition in the US and the possibility of regulatory disruption in the UK and Europe.

Under the revitalised senior leadership team, William Hill has delivered on important parts of its longer term growth strategy and is beginning to deliver on its potential. It has:

•	improved the quality of its gaming front end and customer experience resulting in material improvement in NPS and customer satisfaction scores;

•	taken decisive, early action to right size its UK retail exposure in the face of structural and regulatory headwinds;

•	successfully launched its mobile offering in the US, and extended its customer reach through the CBS Sports and ESPN tie-ups;

•

effectively protected the William Hill Group, its employees, and customers during the initial COVID-19 pandemic disruption and used that time to focus on product and experience allowing the group to emerge from the initial phase of that pandemic in a stronger competitive position; and

•	significantly strengthened its balance sheet by completing the £224m Placing on 17 June 2020 at 128 pence per share.

The Placing enhanced William Hill’s financial flexibility to pursue its growth ambitions in the fast-growing US sports betting market through its established joint venture with Caesars. However, the William Hill Board recognises that in pursuing those growth ambitions, significant marketing spend and multi-year investment would be required in the context of an intense competitive environment. It also recognises that in order to maximise the US opportunity, it will need to broaden the scope of its existing relationship with Caesars and consider, in due course, how best to secure for its shareholders the value created from its established US joint venture.

Following an unsolicited approach from Apollo Management International LLP, and an initial written proposal from Apollo Management International LLP on 27 August 2020, William Hill began discussions with a number of potentially interested parties. On 2 September 2020, William Hill received an initial written proposal from Caesars. Following this, William Hill held several rounds of negotiations with Caesars regarding the terms of a potential Acquisition, resulting in the Acquisition Price of 272 pence in cash for each William Hill Share.

After extensive discussions and negotiations, the William Hill Board concluded that Caesars’ cash offer was superior to alternative strategies for realising value and other proposals received, and provides shareholders with a cash price today that fairly represents both the future opportunities and risks inherent in the business and delivery of its strategy.

In reaching the decision to recommend the offer, the William Hill Board has considered both the opportunities for long term growth and the risks inherent in William Hill’s strategy. Most notably:

•

whilst the joint venture with Caesars has successfully enabled William Hill to establish a leading position in the fast growing US market, in order for William Hill to fully maximise value for its shareholders the structure of that joint venture would need to evolve to allow for greater integration of assets being provided by both partners;

•	the potential for regulatory disruption in its UK and European markets; and

•	the potential for COVID-19 to have a longer term impact on sports schedules, retail operations and customer confidence.

In addition, the terms of the Acquisition represent a premium of:

•

57.3 per cent. to the closing price of 172.90 pence per William Hill Share on 27 August 2020 (being the Business Day on which Apollo Management International LLP’s initial written proposal was received);

•	57.6 per cent. to the closing price of 172.55 pence per William Hill Share on 1 September 2020;

•	80.7 per cent. to the volume weighted average share price of 150.54 pence per William Hill Share for the three-month period ended 24 September 2020;

•	112.5 per cent. to the William Hill Placing share price of 128 pence per William Hill Share on 17 June 2020; and

•	25.0 per cent. to the closing price of 217.60 pence per William Hill Share on 24 September 2020.

The William Hill Board have taken into account the interests of all stakeholders in coming to their decision. In particular, the William Hill Board notes the high value Caesars places on William Hill’s employees across the group and Caesars’ commitment to maintain existing employee terms and conditions until 31 December 2022 and its current intention to seek suitable partners for William Hill’s UK and International businesses who have aligned objectives and approaches and who will be focussed on the longer term ambitions of those businesses.

The Acquisition is subject to anti-trust and regulatory approvals and completion is expected to take place in the second half of 2021.

Accordingly, following careful consideration of the above factors, the William Hill Directors intend to unanimously and unconditionally recommend the Acquisition to the William Hill Shareholders.

6	Information on Caesars

Caesars is one of the largest gaming-entertainment companies in the US and one of the world’s most diversified gaming-entertainment providers employing approximately 80,000 people at the end of 2019. Since its beginning in Reno, Nevada, in 1937, Caesars has grown through development of new resorts, expansions and acquisitions. Caesars’ resorts operate primarily under the Caesars®, Harrah’s®, Horseshoe® and Eldorado® brand names. Caesars Entertainment offers diversified amenities and one-of-a-kind destinations, with a focus on building loyalty and value with its guests through a unique combination of impeccable service, operational excellence and technology leadership. Caesars is committed to its employees, suppliers, communities and the environment through its PEOPLE PLANET PLAY framework.

Caesars is listed on the Nasdaq Stock Market (NASDAQ). In July 2020, Caesars completed the transformative merger between Caesars and Eldorado Resorts, Inc., enhancing Caesars’ position as the leading regional and destination gaming operator in the US. The combined group had pro forma revenues of US$10.8 billion for the year ended 2019 and pro forma 2019 adjusted EBITDA of US$3.7 billion including US$800 million in expected combined adjusted EBITDA synergies and other cost savings.

Caesars UK Bidco

Caesars UK Bidco is a wholly-owned subsidiary of Caesars incorporated in England and Wales on 28 September 2020 for the purpose of carrying out the Acquisition.

7	Information on William Hill

William Hill was founded in 1934 as a postal and telephone betting service. After betting shops became legal in 1961, it acquired numerous businesses which became a major driver for the growth of the business over the next decades.

William Hill is now one of the world’s leading betting and gambling companies which continually innovates to identify new and engaging ways to bet and game, whether in betting shops, sports books, online or mobile devices.

Within UK retail, William Hill operates 1,414 licensed betting offices (LBOs) nationwide. Following the outcome of the Triennial Review, in April 2019, new regulations came into force limiting machine stakes to a maximum of £2. As a result, William Hill took a proactive decision to remodel its estate and closed 713 shops in Q3 2019, and now has a robust and sustainable footprint with strong foundations for the future.

Within Online, William Hill has a strategy of delivering digital growth and international diversity, with the UK, which accounts for c. 61% of William Hill’s Online revenues, being William Hill’s largest market and a pillar for its Online strategy. Whilst growth in the UK has slowed over time as the market matured, Online and particularly mobile, remain the fastest growing segment in the UK gambling industry and William Hill has maintained its position against that backdrop. International markets, which currently account for 39% of William Hill’s Online revenues, present significant opportunities for growth and greater economies of scale. William Hill has been licensed to deliver online betting and gaming in Italy and Spain since 2011 and 2012 respectively. William Hill’s acquisition of Mr Green in January 2019, in line with its strategy to diversify internationally, significantly expanded its European footprint, and provided an established hub in Malta from which to continue to grow the international business.

Following the ruling in May 2018 by the US Supreme Court to overturn PASPA, states have begun to legalise and regulate sports betting, with William Hill being one of the first companies to capitalise on this opportunity. The US is expected to become the largest regulated market in the world supported by population, income levels and an ingrained sports culture where the pace of growth is driven, in part, by the pace of regulation. William Hill has operated sports books in the US, online and through its retail experience, since 2012, is live in 13 states and has access to 25 states (including the partnership with Caesars/Eldorado).

As sports betting legislation has continued to advance in a number of states across the US, investment by William Hill in technology and product developments, such as its new iGaming product, has accelerated. The £224m Placing during the coronavirus pandemic helped secure the near term funding to support William Hill’s US expansion however significant capital is required to maintain and grow William Hill’s business. Exclusive media partnerships, such as the recent agreement with CBS Sports, will deeply integrate William Hill’s platform with media partners to broaden customer access and drive cost efficient customer acquisition.

Caesars is a key partner in the US by virtue of its recent merger with Eldorado, where William Hill is Caesars’ exclusive sports book provider. Caesars has a 20% stake in William Hill’s US business in return for providing market access and sharing all economics related to sports betting. Caesars’ merger with Eldorado was welcomed by William Hill as the arrangement with Eldorado has carried forward to the Caesars’ assets acquired and increased access to 14 states and 54 properties. Caesars’ recently announced partnership with ESPN to feature sports betting apps and sportsbook odds also expands the marketing and distribution of William Hill’s sportsbook products to a wider audience.

Under the terms of the US joint venture agreement with Caesars, Caesars has the right to add or substitute names to a limited list of potential acquirers of William Hill (with William Hill having a reciprocal right), whereby inclusion on this list would entitle Caesars to terminate the US joint venture agreement should William Hill be acquired by one of these parties. Caesars has given notice of its addition of Apollo Global Management, Inc and its affiliates (“Apollo”) to this list with the effect that if Apollo subsequently acquires William Hill, Caesars would be entitled to terminate the US joint venture’s mobile market access rights and rights to operate sports books at Caesars premises that are granted to it by Caesars.

The betting and gaming industry is extraordinarily dynamic and competitive and has undergone significant regulatory change globally over the past few years and a number of these changes (both positive and negative) have affected William Hill. The industry is currently going through a rapid phase of M&A activity, which William Hill has been part of through its recent disposal of its Australian subsidiary in 2018 and the acquisition of Mr. Green in 2019.

In 2020, the coronavirus pandemic has led to lockdown measures being introduced globally, with the UK announcing social distancing restrictions on 23 March. The coronavirus pandemic materially impacted William Hill’s operations through the absence of live sport and forced closure of William Hill’s UK and US retail estate.

8	Directors, Management, employees and locations

Caesars’ strategic plans for William Hill

Caesars believes that the William Hill business, and the brands it operates in both the UK and international markets – including through its partnership with Caesars in the US - is a leader in its sector with exciting growth and development prospects.

Caesars is excited to develop further its existing relationship with William Hill and partner with the William Hill management team to develop its offering and grow the value of the business, in particular to capitalise on the full set of opportunities presented in the US as the US gaming market goes through an unprecedented period of regulatory change, development and growth.

Caesars’ strategic focus remains on the opportunities immediately evident in the US market at this stage. It believes in the compelling proposition that William Hill’s presence in the UK and other non-US international markets offers to their gaming customers in those markets and believes those businesses have a strong future. In order to best maximise those propositions and support those businesses’ long term ambitions, following completion of the Acquisition, Caesars’ intention is to seek suitable partners or owners who have aligned objectives and approaches and who will be focussed on the longer term ambitions of those businesses and for the benefit of its customers.

Prior to this announcement, consistent with market practice, Caesars has been granted access to William Hill’s senior management for the purposes of confirmatory due diligence. However, because of the constraints of the public offer process, Caesars has not yet had access to sufficiently detailed information to formulate detailed plans or intentions regarding the impact of the Acquisition on the William Hill Group other than its overarching intention to focus on the US market as outlined above.

Following the completion of the Acquisition, Caesars intends to integrate the whole of William Hill’s US business into the Caesars Group with minimal, if any, impact on employee headcount.

Caesars intends to work with the existing management and employees of William Hill to seek alternative owners for the non-US businesses of William Hill. Prior to any disposals, Caesars intends to work with the existing management of these businesses to continue to operate these businesses in the ordinary course.

Employees and management

There are approximately 11,500 employees within the William Hill business, of which approximately 800 are employed in the US business, 8,000 are employed in the UK business, 230 are employed in the non-US international business and the remainder are employed in global centralised support roles.

Caesars attaches great importance to the skill and experience of William Hill’s management and employees and recognises their important contribution to what has been achieved by William Hill.

Caesars places a high value on people and believes that retaining key staff within William Hill is of paramount importance, and has given assurances to the William Hill Board that, following completion of the Acquisition, the existing employment rights, including pension rights, of the management and employees of William Hill and its subsidiaries will be fully safeguarded in accordance with applicable law.

Caesars’ plans for the William Hill Group do not involve any material change in overall headcount in the businesses, or conditions of employment of William Hill’s employees.

Caesars is keenly aware of the impact that Covid-19 has had on William Hill’s business, the challenges and risks that have arisen and the steps that William Hill has had to take to protect its business (including participating in the UK’s furlough scheme, noting that William Hill has repaid the financial support that it received under that scheme). Caesars is supportive of William Hill taking appropriate measures (including the announced closure of a limited number of shops in response to the pandemic) to protect the business during these unprecedented times. The unknown duration and extent of the macro and micro economic consequences of the Covid-19 pandemic and the steps taken by the UK and other governments to address health risks remain a material risk. It should be noted that the current pandemic may impact William Hill and/or Caesars’ view on near-term operational execution and decision-making, and therefore William Hill and/or Caesars may need to be agile to adapt to the impact of the pandemic.

As noted above, following completion of the Acquisition, it is Caesars’ intention to find suitable partners or new owners for the non-US businesses of William Hill. Caesars has not undertaken any detailed preparatory work in connection with this proposed course of action that it intends to implement in the short term following completion of the Acquisition. Any such sales will change the balance of the skills and functions of the remaining employees and management of William Hill within the enlarged Caesars Group.

In addition, following the proposed delisting of William Hill Shares and re-registration of William Hill as a private limited company (as further described in paragraph 13 below), a number of corporate headquarters and support functions, including certain functions relating to William Hill’s status as a public listed company, might no longer be needed. Caesars does not yet know whether any roles will no longer be needed and accordingly has not yet developed proposals in relation to any headcount reductions which may be decided upon in the future. However, any individuals impacted will be treated in a manner consistent with Caesars’ high standards, culture and practices and the assurances given to the William Hill Board.

It is intended that, upon completion of the Acquisition, each of the non-executive members of the William Hill Board shall resign from their office as a director of William Hill.

The Acquisition is not expected to not have any impact on the existing business and employees of Caesars.

Incentivisation and Retention Arrangements

Caesars wishes to ensure strong business momentum through retention and to ensure that employees are fairly treated. Accordingly, Caesars has: (i) acknowledged that William Hill may implement certain employee retention arrangements for a number of key William Hill employees identified by William Hill; and (ii) agreed that Caesars will implement retention arrangements for William Hill’s executive directors which are conditional on completion of the Acquisition.

As part of this, Mr Ulrik Bengtsson, Chief Executive Officer of William Hill, and Mr Matt Ashley, Chief Financial Officer of William Hill, will each be entitled to receive cash payments from Caesars totalling 200% of their respective annual salaries, subject to completion of the Acquisition and William Hill ceasing to be listed on the London Stock Exchange. Subject to applicable leaver terms, each executive will be paid 100% of their annual basic salary following William Hill ceasing to be listed on the London Stock Exchange and a second payment of 100% of their annual basic salary on the earlier of completion of the sale of all or substantially all of William Hill’s non-US business and six months following the Effective Date (the “Executive Retention Arrangements”). The total value of the Executive Retention Arrangements is £2,100,000.

As required by, and solely for the purposes of, Rule 16.2 of the Takeover Code, Barclays has (in its capacity as independent adviser to the William Hill Directors for the purposes of Rule 3 of the Takeover Code) reviewed the terms of the Executive Retention Arrangements and has confirmed that, in its opinion, the Executive Retention Arrangements set out above are fair and reasonable as far as William Hill’s Shareholders are concerned. In providing this advice to the William Hill Directors, Barclays has taken into account the commercial assessments of the William Hill Directors.

Other than as set out above, Caesars has not entered into, and has not had discussions on proposals to enter into, any form of incentivisation arrangements with members of William Hill’s management.

Pension schemes

William Hill has a defined benefit pension scheme, the William Hill Pension Scheme. At the William Hill Pension Scheme’s last valuation (as at 30 September 2016), the William Hill Pension Scheme had a surplus of £1.5m against its liabilities valued on the ongoing funding (or “technical provisions”) basis. The 30 September 2019 valuation is currently being discussed with the William Hill Pension Scheme trustee. Based on discussions to date, it is anticipated that the William Hill Pension Scheme will be assessed to have been in surplus on its technical provisions basis as at 30 September 2019 and also to have been above 90 per cent. funded on the “buy-out” basis (where the liabilities of a scheme are valued on the basis they will be secured via annuity policies issued by an insurance company) as at that date. The William Hill Pension Scheme is closed to new members and to future accrual. It is not intended that any changes shall be made to reopen this scheme to the admission of new members or to the future accrual of benefits. As at 30 September 2019, it had a total of 2,585 members, of which 232 were in-service deferred members, 636 were deferred members and 1,717 were pensioners.

Caesars has no plans to make any changes to the current funding arrangements and intends to make contributions to the William Hill Pension Scheme to the extent agreed with the trustees from time to time and in accordance with applicable law and intends to work constructively with the William Hill Pension Scheme trustees.

William Hill also operates two defined contribution plans in the UK. Caesars does not intend to make any changes to these plans and intends to make contributions to these plans in accordance with applicable law.

Locations of business, fixed assets and headquarters

Other than the disposal of the non-US businesses referred to above, Caesars has no plans to change the locations of business and fixed assets of William Hill beyond the ordinary course of business by the current management of William Hill (including any further shop closures if required in response to the pandemic). Caesars intends to retain William Hill’s headquarters in the UK for such time as the UK business remains with the US and other international businesses.

Research and development

Caesars values the investment William Hill has made into technology and the infrastructure and employee knowhow that is in place to maintain, create and enhance the existing product. Caesars believes that it is important for the long term success of the business and for the enjoyment of the customer to maintain a competitive product and intends to invest in this area following completion of the Acquisition through the existing William Hill infrastructure.

Trading Facilities

William Hill is currently listed on the Official List and, as set out in paragraph 13 below, a request shall be made to the London Stock Exchange to cancel trading in William Hill Shares and de-list William Hill from the Official List and re-register it as a private company.

No statements in this paragraph 8 constitute “post-offer undertakings” for the purposes of Rule 19.5 of the Takeover Code.

Views of the William Hill Board

In considering the recommendation of the Acquisition to William Hill Shareholders, the William Hill Directors have given due consideration to the assurances given to employees within the William Hill Group. The William Hill Board welcomes Caesars’ intentions with respect to the future operations of the business and its employees, in particular, the intentions to observe the existing contractual and statutory employment rights of William Hill’s employees and pension obligations.

9	William Hill Share Plans

Participants in the William Hill Share Plans shall be contacted regarding the effect of the Acquisition on their rights under the William Hill Share Plans and appropriate proposals shall be made to such participants in due course.

Further details of the terms of such proposals shall be included in the Scheme Document.

10	Financing

The Acquisition will be fully funded through a combination of Caesars’ existing cash resources (including amounts drawn down under its revolving credit facilities) and the net proceeds of the equity raise of US$1.7 billion which was announced on 28 September 2020 and priced on 29 September 2020 (and backstopped by an equity variable forward transaction entered into between Caesars and Deutsche Bank).

Deutsche Bank, financial adviser to Caesars and Caesars UK Bidco, is satisfied that sufficient resources are available to satisfy in full the cash consideration payable to William Hill Shareholders under the terms of the Acquisition.

In addition, Caesars has entered into binding commitment letters in relation to certain credit facilities to be provided in connection with the Acquisition with Deutsche Bank AG, London Branch and JPMorgan Chase Bank, N.A., including an interim facilities agreement which may be entered into by (amongst others) an affiliate of Caesars and certain lenders in connection with the Acquisition at a later date, following certain regulatory approvals being obtained in relation to such credit facilities. These credit facilities may be used to fund the Acquisition in lieu of certain of the sources of funds referred to above.

Further information on the financing of the Acquisition will be set out in the Scheme Document.

11	Offer-related arrangements

Confidentiality Agreement

Caesars and William Hill entered into a confidentiality agreement dated 9 September 2020 (the “Confidentiality Agreement”) pursuant to which each party has undertaken to (i) keep confidential information relating to, inter alia, the Acquisition and the other party and not to disclose it to third parties (other than to certain permitted parties) unless required by law or regulation; and (ii) use the confidential information only in connection with the Acquisition, in each case unless required by law or regulation.

These confidentiality obligations shall remain in force for a period of 24 months from the date of the Confidentiality Agreement.

The Confidentiality Agreement also includes customary non-solicitation obligations on each party.

Co-operation Agreement

Caesars and William Hill have entered into a Co-operation Agreement dated 30 September 2020, pursuant to which:

(a)	Caesars has agreed to secure the regulatory clearances and authorisations necessary to satisfy the Regulatory Conditions as promptly as possible; and

(b)	Caesars and William Hill have agreed to certain undertakings to co-operate in relation to such regulatory clearances and authorisations.

The Co-operation Agreement can be terminated, inter alia, if: (i) Caesars and William Hill so agree in writing; (ii) the Acquisition, with the permission of the Panel (where required), is withdrawn, terminated or lapses in accordance with its terms (other than in certain limited circumstances); (iii) the William Hill Board announces that it shall not convene the Court Meeting or the General Meeting or that it does not intend to publish the Scheme Document; (iv) the William Hill Board otherwise withdraws, adversely modifies or adversely qualifies the recommendation provided in this announcement; (v) a competing proposal is recommended by the William Hill Board or effected; (vi) any Condition is invoked by Caesars prior to the Long Stop Date (where such invocation has been permitted by the Panel); or (vii) unless otherwise agreed by the parties in writing or required by the Panel, if the Effective Date has not occurred by the Long Stop Date.

Pursuant to the Co-operation Agreement, Caesars has agreed to pay William Hill a break fee of £270 million if: (i) on or prior to the Long Stop Date, any Regulatory Condition shall not have been satisfied or waived by Caesars, resulting in the Acquisition lapsing, terminating or being withdrawn; (ii) on or prior to the Long Stop Date, Caesars invokes and is permitted by the Panel to invoke any Regulatory Condition resulting in the Acquisition lapsing, terminating or being withdrawn; or (iii) the Acquisition lapses or terminates in accordance with Rule 12 of the Takeover Code.

However, no break fee will be payable by Caesars if: (i) at the time of the relevant break fee event, the Co-operation Agreement has already been terminated, (ii) Caesars was not in material breach of certain provisions of the Co-operation Agreement and the relevant break fee event was caused by to a material extent by the failure of William Hill to comply with its obligations under certain provisions of the Co-operation Agreement; or (iii) prior to the time of the relevant break fee event, the William Hill Board withdraws, adversely modifies or adversely qualifies the recommendation provided in this announcement.

The Co-operation Agreement also records Caesars’ and William Hill’s intentions to implement the Acquisition by way of the Scheme, subject to Caesars and Caesars UK Bidco having the right to implement the Acquisition by way of a Takeover Offer in certain circumstances. Caesars has agreed that if, solely for logistical or practical reasons beyond William Hill’s reasonable control, it is not reasonably practicable to convene the Court Meeting and/or General Meeting by 5 January 2021, it shall consent to an extension to such date until the next date upon which it is reasonably practicable to do so.

The Co-operation Agreement also contains provisions that shall apply in respect of the William Hill Share Plans and certain other arrangements regarding employment matters and employee incentives.

12	Structure of and Conditions to the Acquisition

It is intended that the Acquisition shall be effected by means of a Court-approved scheme of arrangement between William Hill and William Hill Shareholders under Part 26 of the Companies Act, although Caesars and Caesars UK Bidco reserve the right for Caesars to implement the Acquisition by means of a Takeover Offer (subject to Panel consent and the terms of the Co-Operation Agreement).

The purpose of the Scheme is to provide for Caesars UK Bidco to become the holder of the entire issued and to be issued share capital of William Hill. This is to be achieved by the transfer of the William Hill Shares (other than William Hill Shares held by Caesars or members of the Caesars Group) to Caesars UK Bidco, in consideration for which the William Hill Shareholders shall receive cash consideration on the basis set out in paragraph 2 of this announcement.

The Acquisition shall be subject to the Conditions and further terms set out below and in Appendix I to this announcement and to be set out in the Scheme Document and shall only become effective, if, among other things, the following events occur on or before the Long Stop Date or such later date as may be agreed by Caesars and/or Caesars UK Bidco and William Hill (with the Panel’s consent and as the Court may approve (if such approval(s) are required)):

(i)

the approval of the Scheme by a majority in number of the William Hill Shareholders who are present and vote, whether in person or by proxy, at the Court Meeting and who represent 75 per cent. in value of the William Hill Shares voted by those William Hill Shareholders;

(ii)

the resolutions required to approve and implement the Scheme being duly passed by William Hill Shareholders representing the requisite majority or majorities of votes cast at the General Meeting (or any adjournment thereof);

(iii)	the approval of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to William Hill and Caesars and/or Caesars UK Bidco);

(iv)	the delivery of a copy of the Court Order to the Registrar of Companies; and

(v)

certain competition and regulatory approvals (including inter alia, anti-trust approvals in the US and Austria and relevant gaming regulatory consents and approvals in the UK, the US and certain other countries in which William Hill has licences).

The Scheme shall lapse if:

•	the Court Meeting and the General Meeting are not held by 5 January 2021 (or such later date as may be agreed between Caesars and/or Caesars UK Bidco and William Hill);

•

the Court Hearing is not held by the 22nd day after the expected date of such hearing to be set out in the Scheme Document in due course (or such later date as may be agreed between Caesars and/or Caesars UK Bidco and William Hill);

•	the Scheme does not become effective by 31 December 2021,

provided, however, that the deadlines for the timing of the Court Meeting, the General Meeting and the Court Hearing as set out above may be waived by Caesars and/or Caesars UK Bidco, and the deadline for the Scheme to become effective may be extended by agreement between William Hill and Caesars and/or Caesars UK Bidco.

Subject to satisfaction (or waiver, where applicable) of the Conditions, the Scheme is expected to become effective during the second half of 2021.

Upon the Scheme becoming effective, it shall be binding on all William Hill Shareholders, irrespective of whether or not they attended or voted at the Court Meeting or the General Meeting.

Further details of the Scheme, including an indicative timetable for its implementation, shall be set out in the Scheme Document which shall be published in due course.

Pursuant to the terms of an interim facilities agreement that may be entered into by (amongst others) an affiliate of Caesars and certain lenders (the “Interim Lenders”) in connection with the Acquisition, any material term or condition relating to the Acquisition set out in this Announcement may not be amended where to do so would be materially prejudicial to the interests of the Interim lenders (taken as a whole) under the interim facilities agreement and related interim financing documentation, except where required or requested by the Panel or the Court or where necessary or desirable to comply with the requirements or requests of the Takeover Code, the Panel or the Court or any other applicable law, regulation or regulatory body.

13	De-listing and re-registration

Prior to the Scheme becoming effective, William Hill shall make an application for the cancellation of trading of the William Hill Shares on the London Stock Exchange’s main market for listed securities and for the cancellation of the listing of William Hill Shares on the Official List, in each case to take effect on or shortly after the Effective Date. The last day of dealings in William Hill Shares on the Main Market of the London Stock Exchange is expected to be the Business Day immediately prior to the Effective Date and no transfers shall be registered after 6.00p.m. on that date.

On the Effective Date, share certificates in respect of William Hill Shares shall cease to be valid and entitlements to William Hill Shares held within the CREST system shall be cancelled.

It is also proposed that, following the Effective Date and after its shares are delisted, William Hill shall be re-registered as a private limited company.

14	Dividends

If, on or after the date of this announcement and on or prior to the Effective Date, any dividend, distribution or other return of value is declared, made or paid by William Hill, the Acquisition Price shall be reduced accordingly. In such circumstances, William Hill Shareholders would be entitled to retain any such dividend, distribution or other return of value declared, made or paid.

15	Disclosure of Interests in William Hill

Save in respect of the irrevocable undertakings referred to in paragraph 4 above and as disclosed below, as at the close of business on 29 September 2020 (being the last practicable date prior to the date of this announcement) none of Caesars, Caesars UK Bidco, or any of their directors, or, so far as Caesars and Caesars UK Bidco are aware, any person acting in concert (within the meaning of the Takeover Code) with Caesars or Caesars UK Bidco has neither (i) any interest in or right to subscribe for any relevant securities of William Hill; (ii) any short positions in respect of relevant William Hill Shares (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery; (iii) any dealing arrangement of the kind referred to in Note 11 on the definition of acting in concert in the Takeover Code, in relation to William Hill Shares or in relation to any securities convertible or exchangeable into William Hill Shares; nor (iv) borrowed or lent any relevant William Hill Shares (including, for these purposes, any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Takeover Code), save for any borrowed shares which had been either on-lent or sold:

Name	Nature of Interest	Number of William Hill Shares
Caesars Entertainment, Inc.	Ordinary Shares	13,430,434

‘Interests in securities’ for these purposes arise, in summary, when a person has long economic exposure, whether absolute or conditional, to changes in the price of securities (and a person who only has a short position in securities is not treated as interested in those securities). In particular, a person shall be treated as having an ‘interest’ by virtue of the ownership, voting rights or control of securities, or by virtue of any agreement to purchase, option in respect of, or derivative referenced to, securities.

16	General

Caesars and Caesars UK Bidco reserve the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the Acquisition by way of a Takeover Offer for the William Hill Shares not already directly or indirectly owned by them as an alternative to the Scheme.

The Acquisition shall be made subject to the Conditions and further terms set out in Appendix I to this announcement and to be set out in the Scheme Document. The bases and sources of certain financial information contained in this announcement are set out in Appendix II to this announcement. A summary of the irrevocable undertakings given in relation to the Acquisition is contained in Appendix III to this announcement. Certain terms used in this announcement are defined in Appendix IV to this announcement.

It is expected that the Scheme Document and the Forms of Proxy accompanying the Scheme Document shall be published in due course. The Scheme Document and Forms of Proxy shall be made available to all William Hill Shareholders at no charge to them.

Deutsche Bank, Barclays, Citigroup and PJT Partners have each given and not withdrawn their consent to the publication of this announcement with the inclusion herein of the references to their names in the form and context in which they appear.

17	Documents available on website

Copies of the following documents shall be made available on Caesars’ and William Hill’s websites at https://investor.caesars.com/ and https://www.williamhillplc.com/investors-centre/possible-offer-for-company/ respectively until the Effective Date:

•	the irrevocable undertakings referred to in paragraph 4 above and summarised in Appendix III to this announcement;

•	documents relating to the financing for the Acquisition referred to in paragraph 10 above;

•	the Confidentiality Agreement referred to in paragraph 11 above; and

•	the Co-operation Agreement referred to in paragraph 11 above.

Enquiries:

Caesars Entertainment, Inc.

Brian Agnew	+1 800 318 0047

Deutsche Bank (Financial Adviser to Caesars and Caesars UK Bidco)

James Ibbotson James Arculus	+44 (0) 207 545 8000

Teneo (PR Adviser to Caesars)

Ben Foster Charles Armitstead	+44 (0) 20 3603 5221

William Hill

Louise Turner-Smith, Director of Investor Relations	+44 (0) 207 612 3251
Alison Cole, Director of Corporate Communications	+44 (0) 207 612 3233

Barclays (Lead Financial Adviser, Rule 3 Adviser and Corporate Broker to William Hill)

Daniel Ross Nishant Amin Mark Astaire Nicola Tennent	+44 (0) 207 623 2323

Citigroup (Financial Adviser and Corporate Broker to William Hill)

Jan Skarbek Andrew Seaton Robert Farrington Martin Weltman	+44 (0) 207 986 4000

PJT Partners (Financial Adviser to William Hill)

Simon Lyons Jonathan Hall Ben Ripley	+44 (0) 203 650 1100

Media Enquiries:

Brunswick Group LLP

Andrew Porter Fiona Micallef-Eynaud Craig Breheny Chris Buscombe	+44 (0) 207 404 5959

Linklaters LLP are retained as legal adviser, Latham & Watkins LLP are retained as financing legal adviser, Skadden Arps, Slate, Meagher & Flom LLP are retained as US anti-trust legal adviser and Phelps Dunbar LLP and Harris Hagan are retained as US and UK (respectively) regulatory legal advisers to Caesars and Caesars UK Bidco.

Slaughter and May are retained as legal adviser and Weil, Gotshal & Manges LLP are retained as US anti-trust legal adviser to William Hill.

Important Notices

Deutsche Bank AG (“Deutsche Bank”) is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority.

Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, Deutsche Bank, acting through its London branch (“DB London”), and Deutsche Bank Securities Inc. (“DBSI”)) will be responsible to any person other than Caesars and Caesars UK Bidco for providing any of the protections afforded to clients of Deutsche Bank (or, as the case may be, DB London or DBSI) nor for providing advice in relation to any matters referred to in this announcement. Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, DB London and DBSI) will be responsible to any person other than Caesars and Caesars UK Bidco for providing any of the protections afforded to clients of Deutsche Bank (or DB London or DBSI), nor for providing advice in relation to any matters referred to in this announcement.

Neither Deutsche Bank nor any of its subsidiaries, branches or affiliates (including, without limitation, DB London and DBSI) owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Deutsche Bank (or DB London or DBSI) in connection with this announcement, any statement contained herein, or otherwise.

DB London and DBSI are acting as financial advisers to Caesars and Caesars UK Bidco and no other person in connection with the contents of this announcement.

Barclays Bank PLC, acting through its Investment Bank (“Barclays”), which is authorised by the Prudential Regulation Authority and regulated in the UK by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for William Hill and no one else in connection with the Acquisition and shall not be responsible to anyone other than William Hill for providing the protections afforded to clients of Barclays nor for providing advice in connection with the Acquisition or any other matter referred to herein.

In accordance with the Takeover Code, normal United Kingdom market practice and Rule 14e-5(b) of the Exchange Act, Barclays and its affiliates will continue to act as exempt principal trader in William Hill securities on the London Stock Exchange. These purchases and activities by exempt principal traders which are required to be made public in the United Kingdom pursuant to the Takeover Code will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com. This information will also be publicly disclosed in the United States to the extent that such information is made public in the United Kingdom.

Citigroup Global Markets Limited (“Citigroup”), which is authorised by the Prudential Regulation Authority and regulated in the UK by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively as financial adviser to William Hill and no one else in connection with the Acquisition and other matters described in this announcement, and shall not be responsible to anyone other than William Hill for providing the protections afforded to clients of Citigroup nor for providing advice in connection with the Acquisition or any matter referred to herein. Neither Citigroup nor any of its affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, in delict, under statute or otherwise) to any person who is not a client of Citigroup in connection with this announcement, any statement contained herein, the Acquisition or otherwise.

PJT Partners (UK) Limited (“PJT Partners”) which is authorised and regulated by the Financial Conduct Authority in the United Kingdom is acting exclusively for William Hill and no one else in connection with the matters described herein and will not be responsible to anyone other than William Hill for providing the protections afforded to clients of PJT Partners or for providing advice in connection with the matters described herein. Neither PJT Partners nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of PJT Partners in connection with this announcement, any statement contained herein or otherwise.

This announcement is for information purposes only and does not constitute an offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to the Acquisition or otherwise.

The Acquisition shall be made solely by means of the Scheme Document which, together with the Forms of Proxy, shall contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition.

This announcement has been prepared for the purpose of complying with English law and the Takeover Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside England and Wales.

William Hill shall prepare the Scheme Document to be distributed to William Hill Shareholders. William Hill, Caesars and Caesars UK Bidco urge William Hill Shareholders to read the Scheme Document when it becomes available because it shall contain important information relating to the Acquisition.

This announcement does not constitute a prospectus or prospectus exempted document.

Overseas Shareholders

The release, publication or distribution of this announcement in or into certain jurisdictions other than the United Kingdom may be restricted by law. Persons who are not resident in the United Kingdom or who are subject to other jurisdictions should inform themselves of, and observe, any applicable requirements.

Unless otherwise determined by Caesars or Caesars UK Bidco or required by the Takeover Code, and permitted by applicable law and regulation, the Acquisition shall not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Acquisition by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and all documents relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction, and persons receiving this announcement and all documents relating to the Acquisition (including custodians, nominees and trustees) must not mail or otherwise distribute or send them in, into or from such jurisdictions where to do so would violate the laws in that jurisdiction.

The availability of the Acquisition to William Hill Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions in which they are resident. Persons who are not resident in the United Kingdom should inform themselves of, and observe, any applicable requirements.

The Acquisition shall be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange and the Financial Conduct Authority.

Additional information for US investors

The Acquisition relates to shares of a UK company and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act.

Accordingly, the Acquisition is subject to the disclosure and procedural requirements applicable in the United Kingdom to schemes of arrangement which differ from the disclosure requirements of United States tender offer and proxy solicitation rules.

However, if Caesars and/or Caesars UK Bidco were to elect to implement the Acquisition by means of a Takeover Offer, such Takeover Offer would be made in compliance with all applicable United States laws and regulations, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder. Such a takeover would be made in the United States by Caesars and/or Caesars UK Bidco and no one else.

In accordance with normal United Kingdom practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Caesars, Caesars UK Bidco or their nominees, or their brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, shares or other securities of William Hill outside of the US, other than pursuant to the Acquisition, until the date on which the Acquisition and/or Scheme becomes effective, lapses or is otherwise withdrawn. Also, in accordance with Rule 14e-5(b) of the US Exchange Act, Deutsche Bank will continue to act as an exempt principal trader in William Hill Shares on the London Stock Exchange. If such purchases or arrangements to purchase were to be made they would occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases or arrangements to purchase shall be disclosed as required in the UK, shall be reported to a Regulatory Information Service and shall be available on the London Stock Exchange website at www.londonstockexchange.com.

The receipt of consideration by a US holder for the transfer of its William Hill Shares pursuant to the Scheme will likely be a taxable transaction for United States federal income tax purposes. Each William Hill Shareholder is urged to consult their independent professional adviser immediately regarding the tax consequences of the Acquisition applicable to them, including under applicable United States state and local, as well as overseas and other, tax laws.

Financial information relating to William Hill included in this announcement and the Scheme Document has been or shall have been prepared in accordance with accounting standards applicable in the United Kingdom and may not be comparable to financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.

Forward Looking Statements

This announcement (including information incorporated by reference in this announcement), oral statements made regarding the Acquisition, and other information published by William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco or any member of the Caesars Group contain statements which are, or may be deemed to be, “forward looking statements”. Such forward looking statements are prospective in nature and are not based on historical facts, but rather on current expectations and on numerous assumptions regarding the business strategies and the environment in which William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco any member of the Caesars Group or the Enlarged Group shall operate in the future and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by those statements.

The forward-looking statements contained in this announcement may relate to William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco or any member of the Caesars Group or the Enlarged Group’s future prospects, developments and business strategies, the expected timing and scope of the Acquisition and other statements other than historical facts. In some cases, these forward looking statements can be identified by the use of forward looking terminology, including the terms “believes”, “estimates”, “will look to”, “would look to”, “plans”, “prepares”, “anticipates”, “expects”, “is expected to”, “is subject to”, “budget”, “scheduled”, “forecasts”, “synergy”, “strategy”, “goal”, “cost-saving”, “projects” “intends”, “may”, “will”, “shall” or “should” or their negatives or other variations or comparable terminology. Forward-looking statements may include statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco or any member of the Caesars Group’s operations and potential synergies resulting from the Acquisition; and (iii) the effects of global economic conditions and governmental regulation on William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco or any member of the Caesars Group’s business.

By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that shall occur in the future. These events and circumstances include changes in the global, political, economic, business, competitive, market and regulatory forces, future exchange and interest rates, changes in tax rates and future business combinations or disposals. If any one or more of these risks or uncertainties materialises or if any one or more of the assumptions prove incorrect, actual results may differ materially from those expected, estimated or projected. Such forward looking statements should therefore be construed in the light of such factors.

None of William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco or any member of the Caesars Group, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement shall actually occur. Given these risks and uncertainties, potential investors should not place any reliance on forward looking statements.

Specifically, statements of estimated cost savings and synergies relate to future actions and circumstances which, by their nature involve, risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. Due to the scale of the Enlarged Group, there may be additional changes to the Enlarged Group’s operations. As a result, and given the fact that the changes relate to the future, the resulting cost synergies may be materially greater or less than those estimated.

The forward-looking statements speak only at the date of this announcement. All subsequent oral or written forward-looking statements attributable to William Hill, any member of the William Hill Group, Caesars, Caesars UK Bidco or any member of the Caesars Group, or any of their respective associates, directors, officers, employees or advisers, are expressly qualified in their entirety by the cautionary statement above.

William Hill, each member of the William Hill Group, Caesars, Caesars UK Bidco and each member of the Caesars Group expressly disclaim any obligation to update such statements other than as required by law or by the rules of any competent regulatory authority, whether as a result of new information, future events or otherwise.

No profit forecasts or estimates

No statement in this announcement is intended as a profit forecast or estimate for any period and no statement in this announcement should be interpreted to mean that earnings or earnings per share for Caesars or William Hill, as appropriate, for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share for Caesars or William Hill, as appropriate.

Disclosure requirements of the Takeover Code

Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they shall be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at http://www.thetakeoverpanel.org.uk/, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Electronic communications

Please be aware that addresses, electronic addresses and certain information provided by William Hill Shareholders, persons with information rights and other relevant persons for the receipt of communications from William Hill may be provided to Caesars and Caesars UK Bidco during the offer period as requested under Section 4 of Appendix 4 of the Takeover Code to comply with Rule 2.11(c) of the Takeover Code.

Publication on website and availability of hard copies

A copy of this announcement shall be made available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on Caesars’ and William Hill’s websites at https://investor.caesars.com/ and https://www.williamhillplc.com/investors-centre/possible-offer-for-company/ respectively by no later than 12 noon (London time) on the Business Day following this announcement. For the avoidance of doubt, the contents of these websites are not incorporated into and do not form part of this announcement.

William Hill Shareholders may request a hard copy of this announcement by contacting Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS99 6ZY or by calling Computershare during business hours on +44 (0)370 703 6259. You may also request that all future documents, announcements and information to be sent to you in relation to the Acquisition should be in hard copy form.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

APPENDIX I

CONDITIONS AND FURTHER TERMS OF THE ACQUISITION

Part A: Conditions of the Scheme and the Acquisition

1

The Acquisition is conditional upon the Scheme becoming unconditional and effective, subject to the Takeover Code, by not later than the Long Stop Date or such later date (if any) as Caesars and/or Caesars UK Bidco and William Hill may, with the consent of the Panel, agree and, if required, the Court may allow.

2	The Scheme shall be subject to the following conditions:

2.1

(i)

its approval by a majority in number of the William Hill Shareholders who are present and vote (and who are entitled to vote), whether in person or by proxy, at the Court Meeting and at any separate class meeting which may be required by the Court (or any adjournment of any such meetings), such majority representing not less than 75 per cent. in value of the William Hill Shares voted by such holders of the William Hill Shares in issue as at the Voting Record Time (or the relevant class or classes thereof, if applicable); and

(ii)

such Court Meeting and any such separate class meeting being held on or before 5 January 2021 (or such later date as may be agreed by Caesars and/or Caesars UK Bidco and William Hill and, if required, the Court may allow);

2.2

(i)	the resolutions required to implement the Scheme being duly passed by the requisite majority or majorities of William Hill Shareholders at the General Meeting; and

(ii)	such General Meeting being held on or before 5 January 2021 (or such later date as may be agreed by Caesars and/or Caesars UK Bidco and William Hill and, if required, the Court may allow);

2.3

(i)

the sanction of the Scheme by the Court (with or without modification but subject to any modification being on terms acceptable to William Hill and Caesars and/or Caesars UK Bidco) and the delivery of a copy of the Court Order to the Registrar of Companies; and

(ii)

the Court Hearing being held on or before the 22nd day after the expected date of such hearing as set out in the Scheme Document in due course (or such later date as may be agreed by Caesars and/or Caesars UK Bidco and William Hill and, if required, the Court may allow);

3

In addition, subject as stated in Part B below and to the requirements of the Panel, the Acquisition shall be conditional upon the following Conditions and, accordingly, the Court Order shall not be delivered to the Registrar of Companies unless such Conditions (as amended if appropriate) have been satisfied or, where relevant, waived:

Merger Control Conditions

US HSR

(a)

all required filings having been made under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the rules and regulations made thereunder (the “HSR Act”) and the waiting period under the HSR Act applicable to the completion of the Acquisition having expired or been terminated;

Austria

(b)

the expiry of the applicable review periods or the obtaining in writing of any final and binding statement or decision by the competent Austrian competition authorities to the effect that the Acquisition is not subject to Section 17 (Durchführungsverbot) of the Austrian Cartel Act (Kartellgesetz 2005);

Gaming Regulatory clearances

UK

(c)

the determination by the GBGC, pursuant to section 102(4)(a) of the Gambling Act and made in respect of all operating licences (as such term is defined in the Gambling Act) held by members of the William Hill Group, that all such operating licences shall continue to have effect following the Acquisition, such determination to be made following applications in respect of the same submitted by William Hill to the GBGC pursuant to section 103(3) of the Gambling Act;

US States and Other international regulators

(d)

in connection with the Acquisition, all necessary notifications, filings or applications having made to, and approvals having been granted (in a form reasonably satisfactory to Caesars) by each of the Relevant US Gaming Authorities and each of the Relevant Other Gaming Authorities;

No disposal of William Hill US Holdco

(e)

except for transactions between William Hill and its wholly owned subsidiaries or between the wholly owned subsidiaries of William Hill, no member of the Wider William Hill Group having implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or disposal, directly or indirectly, of or in relation to all or part of its interest in William Hill US Holdco;

Notifications, waiting periods and Authorisations

(f)	other than in relation to the matters referred to in Conditions 3(a) to (d):

(i)	all material notifications, filings or applications which are deemed reasonably necessary by Caesars in connection with the Acquisition having been made;

(ii)	all necessary waiting periods (including any extensions thereof) under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate);

(iii)	all statutory and regulatory obligations in any material jurisdiction having been complied with in each case in respect of the Acquisition;

(iv)	all Authorisations deemed reasonably necessary in any jurisdiction by Caesars for or in respect of the Acquisition and the acquisition or the proposed acquisition of any shares or other securities in, or control or management of, William Hill or any other member of the Wider William Hill Group by any member of the Wider Caesars Group having been obtained in terms and in a form reasonably satisfactory to Caesars (acting reasonably in consultation with William Hill) from all appropriate Third Parties or (without prejudice to the generality of the foregoing) from any person or bodies with whom any member of the Wider William Hill Group or the Wider Caesars Group has entered into contractual arrangements;

(v)	all such Authorisations necessary, appropriate or desirable to carry on the business of any member of the Wider William Hill Group in any jurisdiction having been obtained; and

(vi)

all such Authorisations referred to in Conditions 3(f)(iv) and 3(f)(v) remaining in full force and effect at the time at which the Acquisition becomes otherwise wholly unconditional and there being no notice or intimation of an intention to revoke, suspend, restrict, modify or not to renew such Authorisations in each case in any way that would be materially adverse in the context of the Wider William Hill Group taken as a whole;

General antitrust and regulatory

(g)

other than in relation to the matters referred to in Conditions 3(a) to (d), no antitrust regulator or other Third Party having given notice of a decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference (and in each case, not having withdrawn the same), or having required any action to be taken or otherwise having done anything, or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same) and there not continuing to be outstanding any statute, regulation, decision or order which would or might reasonably be expected to, in any case to an extent or in a manner which is or would be materially adverse in the context of the Wider William Hill Group taken as a whole:

(i)

require, prevent or materially delay the divestiture or materially alter the terms envisaged for such divestiture by any member of the Wider Caesars Group or by any member of the Wider William Hill Group of all or any material part of their businesses, assets or property or impose any limitation on the ability of all or any of them to conduct their businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof);

(ii)

except pursuant to Chapter 3 of Part 28 of the Companies Act, require any member of the Wider Caesars Group or the Wider William Hill Group to acquire or offer to acquire any shares, other securities (or the equivalent) or interest in any member of the Wider William Hill Group or any asset owned by any Third Party (other than in the implementation of the Acquisition);

(iii)

impose any material limitation on, or result in a material delay in, the ability of any member of the Wider Caesars Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in William Hill or on the ability of any member of the Wider William Hill Group or any member of the Wider Caesars Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares or other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider William Hill Group;

(iv)	otherwise adversely affect any or all of the business, assets, profits or prospects of any member of the Wider William Hill Group;

(v)	result in any member of the Wider William Hill Group ceasing to be able to carry on business under any name under which it presently carries on business;

(vi)

make the Acquisition, its implementation or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, William Hill by any member of the Wider Caesars Group void, unenforceable and/or illegal under the laws of any relevant jurisdiction, or otherwise, directly or indirectly materially prevent or prohibit, restrict, restrain, or delay or otherwise to a material extent or otherwise materially interfere with the implementation of, or impose material additional conditions or obligations with respect to, or otherwise materially challenge, impede, interfere or require material amendment of the Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, William Hill by any member of the Wider Caesars Group;

(vii)	require, prevent or materially delay a divestiture by any member of the Wider Caesars Group of any shares or other securities (or the equivalent) in any member of the Wider William Hill Group; or

(viii)

impose any material limitation on the ability of any member of the Wider Caesars Group of any member of the Wider William Hill Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider Caesars Group and/or the Wider William Hill Group,

and all applicable waiting and other time periods (including any extensions thereof) during which any such antitrust regulator or Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or take any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any William Hill Shares or otherwise intervene having expired, lapsed or been terminated;

Certain matters arising as a result of any arrangement, agreement, etc.

(h)

except as publicly announced or Disclosed, there being no provision of any arrangement, agreement, lease, licence, franchise, permit or other instrument to which any member of the Wider William Hill Group is a party or by or to which any such member or any of its assets is or may be bound, entitled or be subject or any event or circumstance which, as a consequence of the Acquisition or the acquisition or the proposed acquisition by any member of the Wider Caesars Group of any shares or other securities in William Hill or because of a change in the control or management of any member of the Wider William Hill Group or otherwise, could or might reasonably be expected to result in:

(i)

any monies borrowed by, or any other indebtedness, actual or contingent, of, or any grant available to, any member of the Wider William Hill Group being or becoming repayable, or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)	the creation, save in the ordinary and usual course of business, or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the Wider William Hill Group or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable;

(iii)

any such arrangement, agreement, lease, licence, franchise, permit or other instrument being terminated or the rights, liabilities, obligations or interests of any member of the Wider William Hill Group being adversely modified or adversely affected or any obligation or liability arising or any adverse action being taken or arising thereunder;

(iv)

the rights, liabilities, obligations, interests or business of any member of the Wider William Hill Group or any member of the Wider Caesars Group under any such arrangement, agreement, licence, permit, lease or instrument or the interests or business of any member of the Wider William Hill Group or any member of the Wider Caesars Group in or with any other person or body or firm or company (or any arrangement or arrangement relating to any such interests or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder;

(v)	any member of the Wider William Hill Group ceasing to be able to carry on business under any name under which it presently carries on business;

(vi)	the value of, or the financial or trading position or prospects of, any member of the Wider William Hill Group being prejudiced or adversely affected; or

(vii)

the creation or acceleration of any liability (actual or contingent) by any member of the Wider William Hill Group other than trade creditors or other liabilities incurred in the ordinary course of business, and, except as Disclosed, no event having occurred which, under any provision of any arrangement, agreement, licence, permit, franchise, lease or other instrument to which any member of the Wider William Hill Group is a party or by or to which any such member or any of its assets are bound, entitled or subject, would or might result in any of the events or circumstances as are referred to in Conditions 3(g)(i) to (viii), in each case to the extent material in the context of the Wider William Hill Group taken as a whole;

Certain events occurring since 31 December 2019

(i)	except as Disclosed, no member of the Wider William Hill Group having since 31 December 2019:

(i)

issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue, of additional shares of any class, or securities or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold or agreed to transfer or sell or authorised or proposed the transfer or sale of William Hill Shares out of treasury (except, where relevant, as between William Hill and wholly owned subsidiaries of William Hill or between the wholly owned subsidiaries of William Hill and except for the issue or transfer out of treasury of William Hill Shares on the exercise of employee share options or vesting of employee share awards in the ordinary course under the William Hill Share Plans);

(ii)	recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution (whether payable in cash or otherwise) other than dividends (or other distributions whether payable in cash or otherwise) lawfully paid or made by any wholly owned subsidiary of William Hill to William Hill or any of its wholly owned subsidiaries;

(iii)

other than pursuant to the Acquisition (and except for transactions between William Hill and its wholly owned subsidiaries or between the wholly owned subsidiaries of William Hill and transactions in the ordinary course of business) implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any merger, demerger, reconstruction, amalgamation, scheme, commitment or acquisition or disposal of assets or shares (including, for the avoidance of doubt, any reduction of William Hill’s indirect shareholding in NeoGames through its subsidiary William Hill Organization Limited) or loan capital (or the equivalent thereof) in any undertaking or undertakings in any such case to an extent which is material in the context of the Wider William Hill Group taken as a whole;

(iv)

except for transactions between William Hill and its wholly owned subsidiaries or between the wholly owned subsidiaries of William Hill and except for transactions in the ordinary course of business disposed of, or transferred, mortgaged or created any security interest over any material asset or any right, title or interest in any material asset or authorised, proposed or announced any intention to do so;

(v)

(except for transactions between William Hill and its wholly owned subsidiaries or between the wholly owned subsidiaries of William Hill and except for transactions in the ordinary course of business) issued, authorised or proposed or announced an intention to authorise or propose, the issue of or made any change in or to the terms of any debentures or become subject to any contingent liability or incurred or increased any indebtedness which is material in the context of the Wider William Hill Group as a whole;

(vi)

entered into or varied or authorised, proposed or announced its intention to enter into or vary any material contract, arrangement, agreement, transaction or commitment (whether in respect of capital expenditure or otherwise) which is outside of the ordinary course of business and which is of a long term, unusual or onerous nature or magnitude or which is or which involves an obligation of a nature or magnitude which is materially restrictive on the business of any member of the Wider William Hill Group which, taken together with any other such material transaction, arrangement, agreement, contract or commitment, is material in the context of the Wider William Hill Group as a whole;

(vii)

entered into or varied the terms of, or made any offer (which remains open for acceptance) to enter into or vary to a material extent the terms of any contract, service agreement, commitment or arrangement with any director or, except for salary increases, bonuses or variations of terms in the ordinary course, senior executive of any member of the Wider William Hill Group;

(viii)

proposed, agreed to provide or modified the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any employee of the Wider William Hill Group which are material in the context of the Wider William Hill Group taken as a whole;

(ix)

purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or, except in respect of the matters mentioned in sub-paragraph (i) above, made any other change to any part of its share capital;

(x)

except in the ordinary course of business, waived, compromised or settled any claim by or against any member of the Wider William Hill Group which is material in the context of the Wider William Hill Group as a whole;

(xi)

terminated or varied the terms of any agreement or arrangement which is of a long term or unusual nature between any member of the Wider William Hill Group and any other person in a manner which would or might reasonably be expected to have a material adverse effect on the financial position of the Wider William Hill Group taken as a whole;

(xii)

except in relation to changes made or agreed as a result of, or arising from, changes to legislation or in connection with the agreement of the triennial valuation of the William Hill Pension Scheme as at 30 September 2019, made or agreed or consented to any significant change to:

(a)	the terms of the trust deeds and rules constituting the pension scheme(s) established by any member of the Wider William Hill Group for its directors, employees or their dependants;

(b)	the contributions payable to any such scheme(s) or to the benefits which accrue, or to the pensions which are payable, thereunder;

(c)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined; or

(d)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued, made, agreed or consented to,

to an extent which is in any such case material in the context of the Wider William Hill Group taken as a whole;

(xiii)

been unable, or admitted in writing that it is unable, to pay its debts or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business which is material in the context of the Wider William Hill Group taken as a whole;

(xiv)

(other than in respect of a member of the Wider William Hill Group which is dormant and was solvent at the relevant time) taken any steps, corporate action or had any legal proceedings instituted or threatened in writing against it in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution, reorganisation or for the appointment of a receiver, administrator, manager, administrative receiver, trustee or similar officer of all or any material part of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(xv)

(except for transactions between William Hill and its wholly owned subsidiaries or between the wholly owned subsidiaries of William Hill), made, authorised, proposed or announced an intention to propose any change in its loan capital;

(xvi)

(except for transactions members of the Wider William Hill Group and transactions entered into in the ordinary course of business) entered into, implemented or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities which would be restrictive on the business of any member of the Wider William Hill Group;

(xvii)

taken (or agreed to take) any action which requires or would require, the consent of the Panel or the approval of William Hill Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Takeover Code; or

(xviii)

entered into any agreement, arrangement, commitment or contract or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced an intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition 3(i), which, in any such case, is material in the context of the Wider William Hill Group taken as a whole;

No adverse change, litigation, regulatory enquiry or similar

(j)	except as Disclosed, since 31 December 2019 there having been:

(i)

no adverse change and no circumstance having arisen which would or might reasonably be expected to result in any adverse change in, the business, assets, financial or trading position or profits or prospects or operational performance of any member of the Wider William Hill Group which is material in the context of the Wider William Hill Group;

(ii)

no litigation, arbitration proceedings, prosecution or other legal proceedings having been threatened in writing, announced or instituted by or against or remaining outstanding against or in respect of, any member of the Wider William Hill Group or to which any member of the Wider William Hill Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened, announced, instituted or remaining outstanding by, against or in respect of, any member of the Wider William Hill Group, in each case which would have a material adverse effect on the Wider William Hill Group taken as a whole;

(iii)

no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider William Hill Group having been threatened, announced or instituted or remaining outstanding by, against or in respect of any member of the Wider William Hill Group, in each case which would have a material adverse effect on the Wider William Hill Group taken as a whole;

(iv)

no contingent or other liability having arisen or become apparent to Caesars and/or Caesars UK Bidco other than in the ordinary course of business which would adversely the business, assets, financial or trading position or profits or prospects of any member of the Wider William Hill Group to an extent which is material in the context of the Wider William Hill Group taken as a whole; and

(v)	no steps having been taken and no omissions having been made which would result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider William Hill Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which would have a material adverse effect on the Wider William Hill Group taken as a whole;

No discovery of certain matters regarding information, liabilities and environmental issues

(k)	except as Disclosed, Caesars and/or Caesars UK Bidco not having discovered, and in each case to an extent which is material in the context of the Wider William Hill Group taken as a whole, that:

(i)

any financial, business or other information concerning the Wider William Hill Group publicly announced prior to the date of this announcement or disclosed to any member of the Wider Caesars Group by or on behalf of any member of the Wider William Hill Group prior to the date of this announcement is misleading, contains a material misrepresentation of any fact, or omits to state a material fact necessary to make that information not misleading, where the relevant information has not subsequently been corrected prior to the date of this Announcement by disclosure, either publicly or otherwise to any member of the Wider Caesars Group, in any such case to a material extent;

(ii)

any past or present member of the Wider William Hill Group has not complied in any material respect with all applicable legislation, regulations or other requirements of any jurisdiction or any Authorisations relating to the use, treatment, storage, carriage, disposal, discharge, spillage, release, leak or emission of any waste or hazardous substance or any substance likely to impair the environment (including property) or harm human health or otherwise relating to environmental matters or the health and safety of humans, which non-compliance would be likely to give rise to any material liability including any penalty for non-compliance (whether actual or contingent) on the part of any member of the Wider William Hill Group;

(iii)

there is or is reasonably likely to be any material obligation or liability (whether actual or contingent) or requirement to make good, remediate, repair, reinstate or clean up any property, asset or any controlled waters currently or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider William Hill Group (or on its behalf), or in which any such member may have or previously have had or be deemed to have had an interest, under any environmental legislation, common law, regulation, notice, circular, Authorisation or order of any Third Party in any jurisdiction or to contribute to the cost thereof or associated therewith or indemnify any person in relation thereto; or

(iv)

circumstances exist (whether as a result of making the Acquisition or otherwise) which would be reasonably likely to lead to any Third Party instituting (or whereby any member of the Wider William Hill Group would be likely to be required to institute), an environmental audit or take any steps which would in any such case be reasonably likely to result in any actual or contingent liability to improve or install new plant or equipment or to make good, repair, reinstate or clean up any property of any description or any asset now or previously owned, occupied or made use of by any past or present member of the Wider William Hill Group (or on its behalf) or by any person for which a member of the Wider William Hill Group is or has been responsible, or in which any such member may have or previously have had or be deemed to have had an interest, which is material in the context of the Wider William Hill Group taken as a whole;

Anti-corruption

(v)

any member of the Wider William Hill Group or any person that performs or has performed services for or on behalf of any such company is or has engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption legislation;

(vi)

any member of the Wider William Hill Group is ineligible to be awarded any contract or business under section 23 of the Public Contracts Regulations 2006 or section 26 of the Utilities Contracts Regulations (2006) (each as amended) or the US Federal Acquisition Regulation or Defence Federal Acquisition Regulation Supplement; or

(vii)

any member of the Wider William Hill Group has engaged in any transaction which would cause any member of the Wider Caesars Group to be in breach of applicable law or regulation upon completion of the Acquisition, including the economic sanctions of the United States Office of Foreign Assets Control or HM Treasury & Customs, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, United States or the European Union or any of its member states, save that this sub-paragraph (vii) shall not apply if and to the extent that it is or would be unenforceable by reason of breach of any applicable Blocking Law; or

No criminal property

(viii)

any asset of any member of the Wider William Hill Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition).

Part B: Certain further terms of the Acquisition

1	Subject to the requirements of the Panel, Caesars UK Bidco reserve the right to waive:

(i)

the deadline set out in Part A, Condition 1 of this Appendix I and any of the deadlines set out in Part A, Condition 2 of this Appendix I for the timing of the Court Meeting, General Meeting, and the Court Hearing. If any such deadline is not met, Caesars UK Bidco shall make an announcement by 8.00 a.m. on the Business Day following such deadline confirming whether it has invoked or waived the relevant Condition or agreed with William Hill to extend the deadline in relation to the relevant Condition; and

(ii)	in whole or in part, all or any of the above Conditions 3(a) to (k) (inclusive) in Part A of this Appendix I.

2

If Caesars UK Bidco is required by the Panel to make an offer for William Hill Shares under the provisions of Rule 9 of the Takeover Code, Caesars UK Bidco may make such alterations to any of the above Conditions and terms of the Acquisition as are necessary to comply with the provisions of that Rule.

3	The Scheme shall not become Effective if:

(a)

in so far as the Acquisition or any matter arising from or relating to the Scheme or Acquisition constitutes a concentration with a Community dimension within the scope of the Regulation, the European Commission either initiates proceedings under Article 6(1)(c) of the Regulation or makes a referral to a competent authority in the United Kingdom under Article 9(1) of the Regulation and there is then a CMA Phase 2 Reference; or

(b)	the Acquisition or any matter arising from or relating to the Scheme or Acquisition becomes subject to a CMA Phase 2 Reference,

in each case, before the date of the Court Meeting.

4

Caesars UK Bidco shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of the above Conditions 3 (a) to (k) (inclusive) of Part A of this Appendix I by a date earlier than the latest date for the fulfilment of that Condition notwithstanding that the other Conditions of the Acquisition may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

5

The William Hill Shares acquired under the Acquisition shall be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of value (whether by reduction of share capital or share premium account or otherwise) made, on or after/ the date of this announcement.

6

If, on or after the date of this announcement and prior to or on the Effective Date, any dividend, distribution or other return of value is declared, paid or made or becomes payable by William Hill and with a record date on or prior to the Effective Date, Caesars UK Bidco reserves the right (without prejudice to any right of Caesars UK Bidco, with the consent of the Panel, to invoke Condition 3(i)(ii) of this Appendix I) to reduce the consideration payable under the Acquisition to reflect the aggregate amount of such dividend, distribution or other return of value or excess. In such circumstances, William Hill Shareholders would be entitled to retain any such dividend, distribution or other return of value declared, made or paid.

If and to the extent that any such dividend, distribution or other return of value is paid or made on or prior to the Effective Date and Caesars UK Bidco exercises its rights under this paragraph 6 to reduce the consideration payable under the Acquisition, any reference in this announcement to the consideration payable under the terms of the Acquisition shall be deemed to be a reference to the consideration as so reduced.

If and to the extent that any such dividend, distribution or other return of value has been declared or announced but not paid or made or is not payable by reference to a record date on or prior to the Effective Date or shall be (i) transferred pursuant to the Acquisition on a basis which entitles Caesars UK Bidco to receive the dividend, distribution or other return of value and to retain it; or (ii) cancelled, the consideration payable under the terms of the Acquisition shall not be subject to change in accordance with this paragraph 6.

Any exercise by Caesars UK Bidco of its rights referred to in this paragraph 6 shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the Acquisition.

7

Caesars and Caesars UK Bidco reserve the right to elect (with the consent of the Panel and subject to the terms of the Co-operation Agreement) to implement the Acquisition by way of a Takeover Offer for the William Hill Shares as an alternative to the Scheme.

8

The availability of the Acquisition to persons not resident in the United Kingdom may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

9

The Acquisition is not being made, directly or indirectly, in, into or from, or by use of the mails of, or by any means of instrumentality (including, but not limited to, facsimile, e-mail or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or of any facility of a national, state or other securities exchange of, any jurisdiction where to do so would violate the laws of that jurisdiction.

10

The Acquisition is governed by the laws of England and Wales and is subject to the jurisdiction of the English courts and to the Conditions and further terms set out in this Appendix I and to be set out in the Scheme Document. The Acquisition shall be subject to the applicable requirements of the Takeover Code, the Panel, the London Stock Exchange, the Financial Conduct Authority and the Registrar of Companies.

11

Under Rule 13.5(a) of the Takeover Code, Caesars UK Bidco may not invoke a Condition to the Acquisition so as to cause the Acquisition not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the Condition are of material significance to Caesars UK Bidco in the context of the Acquisition.

12	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

APPENDIX II

SOURCES OF INFORMATION AND BASES OF CALCULATION

(i)

As at 29 September 2020 (being the latest practicable date prior to publication of this announcement), there were 1,049,720,569 William Hill Shares in issue (excluding ordinary shares held in treasury).

(ii)	Any references to the issued and to be issued share capital of William Hill are based on:

•	the 1,049,720,569 William Hill Shares referred to in paragraph (i) above; and

•

14,226,179 William Hill Shares which may be issued on or after the date of this announcement to satisfy the exercise of options or vesting of awards pursuant to the William Hill Share Plans. This figure does not include options that will be granted as part of the 2020 operation of William Hill’s UK and International Savings Related Share Option Plans, which remained open for applications until 28 September 2020, with options expected to be granted on 6 October 2020, shares that will be delivered in January 2021 under the US Employee Stock Purchase Plan, or recruitment awards to be made to an incoming senior executive.

(iii)

The value of the Acquisition based on the Acquisition Price of 272 pence per William Hill Share is calculated on the basis of the issued and to be issued share capital of William Hill (as set out in paragraph (ii) above).

(iv)	Unless otherwise stated, all prices and closing prices for William Hill Shares are closing middle market quotations derived from the Daily Official List of the London Stock Exchange.

(v)	Volume weighted average prices have been derived from Bloomberg and have been rounded to the nearest single decimal place.

(vi)

Unless otherwise stated, the financial information relating to William Hill is extracted from the audited consolidated financial statements of William Hill for the financial year to 31 December 2019, prepared in accordance with IFRS.

(vii)	Certain figures in this announcement have been subject to rounding adjustments.

APPENDIX III

IRREVOCABLE UNDERTAKINGS

The William Hill Directors have given irrevocable undertakings to vote in favour of the Scheme at the Court Meeting and the resolutions to be proposed at the General Meeting and, if Caesars UK Bidco exercises its right to implement the Acquisition by way of a Takeover Offer, to accept or procure acceptance of such offer:

Name of William Hill Director	Number of William Hill Shares in respect of which undertaking is given	Percentage of William Hill issued share capital (excluding shares under option)*
Ulrik Bengtsson	1,207,289	0.115
Matt Ashley	718,455	0.068
Roger Devlin	95,458	0.009
Mark Brooker	14,234	0.001
Robin Terrell	14,812	0.001
Gordon Wilson	42,000	0.004
Lynne Weedall	12,000	0.001
Jane Hanson	0	0.000
TOTAL	2,104,248	0.200

*	Based on the number of William Hill Shares in issue on 29 September 2020 (being the last practicable date prior to publication of this announcement).

These irrevocable undertakings also extend to any shares acquired by the William Hill Directors as a result of the vesting of awards or the exercise of options under the William Hill Share Plans.

These irrevocable undertakings remain binding in the event a higher competing offer is made for William Hill and will only cease to be binding if:

•

Caesars UK Bidco announces, with the consent of the Panel and before the Scheme Document is published, that it does not intend to proceed with the Acquisition and no new, revised or replacement scheme of arrangement (or Takeover Offer) is announced by Caesars UK Bidco in accordance with Rule 2.7 of the Takeover Code at the same time;

•

on the earlier of: (a) the Long Stop Date; or (b) the date on which the Scheme (or Takeover Offer, as applicable) is withdrawn with the consent of Caesars UK Bidco or lapses in accordance with its terms, excluding where:

•	the Scheme is withdrawn or lapses as a result of Caesars UK Bidco exercising its right to implement the Acquisition by way of a Takeover Offer rather than a scheme of arrangement; or

•

the lapse or withdrawal either is not, in the case of a withdrawal, confirmed by Caesars UK Bidco or is followed within five Business Days by an announcement under Rule 2.7 of the Takeover Code by Caesars UK Bidco (or a person acting in concert with it) to implement the Acquisition either by a new, revised or replacement scheme of arrangement or a Takeover Offer; or

•

any competing offer for the issued and to be issued ordinary share capital of William Hill is made which is declared wholly unconditional (if implemented by way of a takeover offer) or otherwise becomes effective (if implemented by way of a scheme of arrangement).

APPENDIX IV

DEFINITIONS

The following definitions apply throughout this announcement unless the context requires otherwise:

Acquisition	the recommended cash acquisition being made by Caesars UK Bidco to acquire the entire issued and to be issued ordinary share capital of William Hill (or by way of Takeover Offer under certain circumstances described in this announcement) to be effected by means of the Scheme and, where the context admits, any subsequent revision, variation, extension or renewal thereof

Acquisition Price	272 pence per William Hill Share

Apollo	Apollo Global Management, Inc and its affiliates

Authorisations	regulatory authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions or approvals

Barclays	Barclays Bank PLC, acting through its Investment Bank

Blocking Law	means (i) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom); or (ii) any similar blocking or anti-boycott law

Business Day	a day (other than Saturdays, Sundays and public holidays in the UK) on which banks are open for business in London

Caesars	Caesars Entertainment, Inc.

Caesars Group	Caesars Entertainment, Inc. and its subsidiary undertakings and, where the context permits, each of them

Caesars UK Bidco	Caesars UK Holdings Limited

Citigroup	Citigroup Global Markets Limited

Clearances	any approvals, consents, clearances, determinations, permissions, confirmations, comfort letters and waivers that may need to be obtained, all applications and filings that may need to be made and all waiting periods that may need to have expired, from or under any of the laws, regulations or practices applied by any Relevant Authority (or under any agreements or arrangements to which any Relevant Authority is a party), in each case that are necessary and/or expedient to satisfy the Regulatory Conditions

Closing Price	the closing middle market price of a William Hill Share on a particular trading day as derived from the Daily Official List

CMA Phase 2 Reference	a reference of the Acquisition to the chair of the Competition and Markets Authority for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013

Companies Act	the Companies Act 2006, as amended

Conditions	the conditions to the implementation of the Acquisition, as set out in Appendix I to this announcement and to be set out in the Scheme Document

Confidentiality Agreement	the confidentiality agreement dated 9 September 2020 between Caesars and William Hill

Co-operation Agreement	the agreement dated 30 September 2020 between Caesars and William Hill relating to, among other things, the implementation of the Acquisition, as described in paragraph 11 of this announcement

Court	the High Court of Justice in England and Wales

Court Hearing	the hearing of the Court to sanction the Scheme under section 899 of the Companies Act and, if such hearing is adjourned, reference to commencement of any such hearing shall mean the commencement of the final adjournment thereof

Court Meeting	the meeting of William Hill Shareholders to be convened pursuant to an order of the Court under the Companies Act for the purpose of considering and, if thought fit, approving the Scheme (with or without amendment), including any adjournment thereof, notice of which is to be contained in the Scheme Document

Court Order	the order of the Court sanctioning the Scheme

CREST	the system for the paperless settlement of trades in securities and the holding of uncertificated securities operated by Euroclear

Daily Official List	the Daily Official List published by the London Stock Exchange

Dealing Disclosure	has the same meaning as in Rule 8 of the Takeover Code

Deutsche Bank	Deutsche Bank AG, London Branch and Deutsche Bank Securities Inc.

Disclosed	the information disclosed by, or on behalf of William Hill, (i) in the annual report and accounts of the William Hill Group for the financial year ended 31 December 2019; (ii) the interim results of the William Hill Group for the six month period ending on 30 June 2020; (iii) in this announcement; (iv) in any other announcement to a Regulatory Information Service by, or on behalf of William Hill prior to the publication of this announcement; or (v) as otherwise fairly disclosed to Caesars (or its respective officers, employees, agents or advisers) prior to the date of this announcement

Effective

in the context of the Acquisition:

(a)   if the Acquisition is implemented by way of the Scheme, the Scheme having become effective pursuant to its terms; or

(b)   if the Acquisition is implemented by way of a Takeover Offer, such Takeover Offer having been declared and become unconditional in all respects in accordance with the Takeover Code

Effective Date	the date on which either (i) the Scheme becomes effective in accordance with its terms or; if Caesars and/or Caesars UK Bidco elects, and the Panel consents, to implement the Acquisition by way of a takeover offer (as defined in Chapter 3 of Part 28 of the Companies Act), the date on which such takeover offer becomes or is declared unconditional in all respects

Eldorado	means Eldorado Resorts, Inc.

Enlarged Group	the combined William Hill Group and Caesars Group following completion of the Acquisition

Euroclear	Euroclear UK and Ireland Limited

Financial Conduct Authority	the Financial Conduct Authority acting in its capacity as the competent authority for the purposes of Part VI of the UK Financial Services and Markets Act 2000

Forms of Proxy	the forms of proxy in connection with each of the Court Meeting and the General Meeting, which shall accompany the Scheme Document

Gambling Act	the UK Gambling Act 2005, as amended

GBGC	the Gambling Commission of Great Britain or any successor thereto

General Meeting	the general meeting of William Hill Shareholders (including any adjournment thereof) to be convened in connection with the Scheme

IFRS	International Financial Reporting Standards

Listing Rules	the rules and regulations made by the Financial Conduct Authority under the Financial Services and Markets Act 2000 (as amended), and contained in the publication of the same name, as amended from time to time

London Stock Exchange	London Stock Exchange plc

Long Stop Date	31 December 2021, or such later date as may be agreed in writing by Caesars and/or Caesars UK Bidco and William Hill (with the Panel’s consent and as the Court may approve (if such approval(s) are required)).

NeoGames	NeoGames S.à.r.l.

Official List	the Official List of the London Stock Exchange

Opening Position Disclosure	has the same meaning as in Rule 8 of the Takeover Code

Overseas Shareholders	William Hill Shareholders (or nominees of, or custodians or trustees for William Hill Shareholders) not resident in, or nationals or citizens of the United Kingdom

Panel	the Panel on Takeovers and Mergers

PJT Partners	PJT Partners (UK) Limited

Placing	means the placing of 174,872,457 new ordinary shares in William Hill completed on 17 June 2020 by William Hill at a placing price of 128 pence per William Hill Share

Registrar of Companies	the Registrar of Companies in England and Wales

Regulation	Council Regulation (EC) 139/2004

Regulatory Conditions	the Conditions set out in paragraphs 3(a) – (d) (inclusive), (f) and (g) of Part A of Appendix I to this announcement

Regulatory Information Service	any of the services set out in Appendix I to the Listing Rules

Relevant Authority	any central bank, ministry, governmental, quasi-governmental, supranational (including the European Union), statutory, regulatory or investigative body, authority or tribunal (including any national or supranational anti-trust, competition or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, tribunal, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, gaming, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any jurisdiction, including, for the avoidance of doubt, the Panel, the Financial Conduct Authority and the UK Competition and Markets Authority

Relevant Other Gaming Authorities	The Danish Gaming Authority The Gambling Commissioner of Gibraltar The Gaming Board For the Bahamas

Relevant US Gaming Authorities

Colorado Division of Gaming

Washington D.C. Office of Lottery and Charitable Games

Delaware Lottery

Florida Division of Pari-mutuel Wagering

Illinois Gaming Board

Indiana Gaming Commission

Iowa Racing and Gaming Commission

Michigan Gaming Control Board

Mississippi Gaming Commission

Nevada Gaming Control Board and Gaming Commission

New Jersey Division of Gaming Enforcement

Mescalero Apache Tribal Gaming Commission

Rhode Island Lottery

West Virginia Lottery

National Indian Gaming Commission

Restricted Jurisdiction	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if information concerning the Acquisition is sent or made available to William Hill Shareholders

Scheme	the proposed scheme of arrangement under Part 26 of the Companies Act between William Hill and the William Hill Shareholders in connection with the Acquisition, with or subject to any modification, addition or condition approved or imposed by the Court and agreed by William Hill and Caesars UK Bidco

Scheme Document	the document to be sent to William Hill Shareholders containing, amongst other things, the Scheme and the notices convening the Court Meeting and the General Meeting

Significant Interest	in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of the total voting rights conferred by the equity share capital of such undertaking

Takeover Code	the City Code on Takeovers and Mergers

Takeover Offer	should the Acquisition be implemented by way of a Takeover Offer as defined in Chapter 3 of Part 28 of the Companies Act, the offer to be made by or on behalf of Caesars UK Bidco to acquire the entire issued and to be issued ordinary share capital of William Hill (other than any William Hill Shares held by William Hill in treasury or already owned by Caesars or Caesars Bidco or any associate) and, where the context admits, any subsequent revision, variation, extension or renewal of such takeover offer

Third Party	each of a central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, environmental, administrative, fiscal or investigative body, court, trade agency, association, institution, environmental body, employee representative body or any other body or person whatsoever in any jurisdiction

United Kingdom or UK	the United Kingdom of Great Britain and Northern Ireland

United States or US	the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction and any political sub-division thereof

US Exchange Act	the United States Securities Exchange Act 1934, as amended

Voting Record Time	the time and date specified in the Scheme Document by reference to which entitlement to vote on the Scheme will be determined

Wider Caesars Group	Caesars and associated undertakings and any other body corporate, partnership, joint venture or person in which Caesars and all such undertakings (aggregating their interests) have a Significant Interest

Wider William Hill Group	William Hill and associated undertakings and any other body corporate, partnership, joint venture or person in which William Hill and such undertakings (aggregating their interests) have a Significant Interest

William Hill	William Hill PLC

William Hill Board	the William Hill Board of Directors

William Hill Directors	the directors of William Hill

William Hill Group	William Hill and its subsidiary undertakings and, where the context permits, each of them

William Hill Share Plans	the William Hill plc 2012 International Savings Related Share Option Plan; the William Hill plc 2012 International Savings Related Phantom Option Plan; the William Hill plc 2012 Savings Related Share Option Plan; the William Hill plc 2014 Performance Share Plan; the William Hill 2016 Executive Bonus Matching Scheme; the William Hill plc 2016 Restricted Share Plan; the William Hill 2017 Executive Deferred Share Bonus Plan; the William Hill PLC US Employee Share Purchase Plan and one-off buyout awards granted to M Ashley as disclosed to Caesars.

William Hill Shareholders	the holders of William Hill Shares

William Hill Shares	the existing unconditionally allotted or issued and fully paid ordinary shares of 10 pence each in the capital of William Hill and any further such ordinary shares which are unconditionally allotted or issued before the Scheme becomes effective

William Hill US Holdco	William Hill US Holdco, Inc., a subsidiary of William Hill incorporated in Delaware which operates the online and retail sports betting partnership between Caesars and William Hill

For the purposes of this announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given thereto by the Companies Act.

All references to “pounds”, “pounds Sterling”, “Sterling”, “£”, “pence”, “penny” and “p” are to the lawful currency of the United Kingdom.

All references to “Euros”, “EUR” and “€” are to the lawful currency of the member states of the European Union that adopt a single currency in accordance with the Treaty establishing the European Community as amended by the Treaty on the European Union.

All references to “US$”, “$” and “US Dollars” are to the lawful currency of the United States.

All the times referred to in this announcement are London times unless otherwise stated.

References to the singular include the plural and vice versa.